Rule 424 b 3
File No. 3369192
EXHIBIT A
___________________________________
AMERICAN DEPOSITARY SHARES
Each American Depositary Share represents
   three deposited Shares
Overstamp:  Effective August 4, 2006 the
Company changed its name to Suzano
Papel e Celulose S.A.
THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR PREFERRED SHARES ACOES
PREFERENCIAIS WITHOUT PAR
VALUE,
OF
SUZANO BAHIA SUL PAPEL E
CELULOSE S.A.
INCORPORATED UNDER THE LAWS
OF BRAZIL
      The Bank of New York as depositary
hereinafter called the Depositary, hereby
certifies that
____________________________________
______________________, or registered
assigns IS THE OWNER OF
____________________________________
AMERICAN DEPOSITARY SHARES
representing deposited Preferred Shares
acoes preferenciais, without par value
herein called Shares, of Suzano Bahia Sul
Papel e Celulose S.A., a company
incorporated under the laws of Brazil herein
called the Company.  At the date hereof,
each American Depositary Share represents
three Shares deposited or subject to deposit
under the deposit agreement at the Sau
Paulo, Brazil, office of Banco Itau herein
called the Custodian.  The Depositarys
Corporate Trust Office is located at a
different address than its principal executive
office.  Its Corporate Trust Office is located
at 101 Barclay Street, New York, N.Y.
10286, and its principal executive office is
located at One Wall Street, New York, N.Y.
10286.
THE DEPOSITARYS CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET, NEW YORK,
N.Y.  10286


1.	THE DEPOSIT AGREEMENT.
      This American Depositary Receipt is
one of an issue herein called Receipts, all
issued and to be issued upon the terms and
conditions set forth in the deposit agreement,
dated as of November 1, 1993, as amended
and restated as of September 23, 2004
herein called the Deposit Agreement, by
and among the Company, the Depositary,
and all Owners and holders from time to
time of Receipts issued thereunder, each of
whom by accepting a Receipt agrees to
become a party thereto and become bound by
all the terms and conditions thereof.  The
Deposit Agreement sets forth the rights of
Owners and holders of the Receipts and the
rights and duties of the Depositary in respect
of the Shares deposited thereunder and any
and all other securities, property and cash
from time to time received in respect of such
Shares and held thereunder such Shares,
securities, property, and cash are herein
called Deposited Securities.  Copies of the
Deposit Agreement are on file at the
Depositarys Corporate Trust Office in New
York City and at the office of the Custodian.
      The statements made on the face and
reverse of this Receipt are summaries of
certain provisions of the Deposit Agreement
and are qualified by and subject to the
detailed provisions of the Deposit
Agreement, to which reference is hereby
made.  Capitalized terms defined in the
Deposit Agreement and not defined herein
shall have the meanings set forth in the
Deposit Agreement.
2.	SURRENDER OF RECEIPTS AND
WITHDRAWAL OF SHARES.
      Upon surrender of this Receipt at the
Corporate Trust Office of the Depositary, and upon payment of the fee of the Depositary provided in this Receipt, and subject to the terms and conditions of the Deposit Agreement, the Owner hereof is entitled to delivery, to him or upon his order, of the Deposited Securities or evidence of ownership of and title to such Deposited
Securities at the time represented by the American Depositary Shares for which this Receipt is issued. Delivery of such Deposited Securities or evidence of ownership of and title to such Deposited
Securities may be made by the delivery of a certificates in the name of the Owner hereof or as ordered by him or the delivery of certificates properly endorsed or accompanied by a proper instrument or instruments of transfer to such Owner or as ordered by him or proper instruments of transfer and b any other securities, property and cash to which such Owner is then entitled in respect of this Receipt. Such delivery will be made at the option of the Owner hereof, either at the office of the Custodian or at the Corporate Trust Office of the Depositary, provided that the forwarding of certificates for Shares or other Deposited
Securities or such documents evidencing
ownership of and title to such Deposited
Securities for such delivery at the Corporate
Trust Office of the Depositary shall be at the risk and expense of the Owner hereof.


3.	TRANSFERS, SPLITUPS, AND
COMBINATIONS OF RECEIPTS.
      The transfer of this Receipt is
registrable on the books of the Depositary at
its Corporate Trust Office by the Owner
hereof in person or by a duly authorized
attorney, without unreasonable delay, upon
surrender of this Receipt properly endorsed
for transfer or accompanied by a proper
instrument or instruments of transfer and
funds sufficient to pay any applicable
transfer taxes and the fees and expenses of
the Depositary and upon compliance with
such regulations, if any, as the Depositary
may establish for such purpose.  This
Receipt may be split into other such
Receipts, or may be combined with other
such Receipts into one Receipt, evidencing
the same aggregate number of American
Depositary Shares as the Receipt or Receipts
surrendered.  As a condition precedent to the
execution and delivery, registration of
transfer,  splitup, combination, or surrender
of any Receipt or withdrawal of any
Deposited Securities, the Depositary, the
Custodian, or Registrar may require payment
from the depositor of Shares or the presentor
of the Receipt of a sum sufficient to
reimburse it for any tax or other
governmental charge and any stock transfer
or registration fee with respect thereto
including any such tax or charge or fee with
respect to the Shares being deposited or
withdrawn and payment of any applicable
fees as provided in the Deposit Agreement or
this Receipt, may require the production of
proof satisfactory to it as to the identity and
genuineness of any signature and may also
require compliance with any regulations the
Depositary may establish consistent with the
provisions of the Deposit Agreement or this
Receipt, including, without limitation,
paragraph 22 hereof.
      The delivery of Receipts against
deposits of Shares generally or against
deposits of particular Shares may be
suspended, or the transfer of Receipts in
particular instances may be refused, or the
registration of transfer of outstanding
Receipts generally may be suspended, during
any period when the transfer books of the
Depositary or the Company or the Foreign
Registrar, if applicable, are closed, or if any
such action is deemed necessary or advisable
by the Depositary or the Company at any
time or from time to time because of any
requirement of law or of any government or
governmental body or commission, or under
any provision of the Deposit Agreement or
this Receipt, or for any other reason, subject
to paragraph 22 hereof.  Notwithstanding
any other provision of the Deposit
Agreement or the Receipts, the surrender of
outstanding Receipts and withdrawal of
Deposited Securities may  be suspended
only for i temporary delays caused by
closing the transfer books of the Depositary
or the Company or the deposit of Shares in
connection with voting at a shareholders
meeting, or the payment of dividends, ii the
payment of fees, taxes and similar charges,
and iii compliance with any U.S. or foreign
laws or governmental regulations relating to
the Receipts or to the withdrawal of the
Deposited Securities. Without limitation of
the foregoing, the Depositary shall not
knowingly accept for deposit under the
Deposit Agreement any Shares required to
be registered under the provisions of the
Securities Act of 1933, unless a registration
statement is in effect as to such Shares or
such registration is not required.  For
purposes of the foregoing sentence the
Depositary shall be entitled to rely upon
representations and warranties deemed made
pursuant to Section 3.03 of the Deposit
Agreement and paragraph 5 hereof and
shall not be required to make any further
investigation.
4.	LIABILITY OF OWNER FOR
TAXES.
      If any tax or other governmental
charge shall become payable with respect to
any Receipt or any Deposited Securities
represented hereby, such tax or other
governmental charge shall be payable by the
Owner hereof to the Depositary.  The
Depositary may refuse to effect any transfer
of this Receipt or any withdrawal of
Deposited Securities represented by
American Depositary Shares evidenced by
such Receipt until such payment is made,
and may withhold any dividends or other
distributions, or may sell for the account of
the Owner hereof any part or all of the
Deposited Securities represented by the
American Depositary Shares evidenced by
this Receipt, and may apply such dividends
or other distributions or the proceeds of any
such sale in payment of such tax or other
governmental charge and the Owner hereof
shall remain liable for any deficiency.
5.	WARRANTIES OF DEPOSITORS.
      Every person depositing Shares
hereunder and under the Deposit Agreement
shall be deemed thereby to represent and
warrant that such Shares and each certificate
therefor are validly issued, fully paid, and
not subject to any claim in  respect of
preemptive rights of the holders of
outstanding Shares and that the person
making such deposit is duly authorized to do
so.  Every such person shall also be deemed
to represent that the deposit of Shares or sale
of Receipts evidencing American Depositary
Shares representing such Shares by that
person is not restricted under the Securities
Act of 1933.  Such representations and
warranties shall survive the deposit of such
Shares and issuance of Receipts.
6.	FILING PROOFS, CERTIFICATES,
AND OTHER INFORMATION.
      Any person presenting Shares for
deposit or any Owner of a Receipt may be
required from time to time to file with the
Depositary or the Custodian such proof of
citizenship or residence, exchange control
approval, proof of the identity of any person
legally or beneficially interested in the
Receipt and the nature of such interest or
such information relating to the registration
on the books of the Company or the Foreign
Registrar, if applicable, to execute such
certificates and to make such representations
and warranties, as the Depositary or the
Company may deem necessary or proper.
The Depositary may withhold the delivery or
registration of transfer of any Receipt or the
distribution of any dividend or sale or
distribution of rights or of the proceeds
thereof or the delivery of any Deposited
Securities until such proof or other
information is filed or such certificates are
executed or such representations and
warranties made.  Upon the request of the
Company, the Depositary shall provide the
Company with copies of all such certificates
and such written representations and
warranties provided to the Depositary under
this Article 6 and Section 3.01 of the Deposit
Agreement.  The Company may from time to
time request Owners to provide information
as to the capacity in which such Owners own
or owned Receipts and regarding the identity
of any other persons then or previously
interested in such Receipts and the nature of
such interest and various other matters.  Each
Owner agrees to provide any information
requested by the Company or the Depositary
pursuant to this paragraph.  No Share shall
be accepted for deposit unless accompanied
by evidence, if any is required by the
Depositary, that is reasonably satisfactory to
the Depositary that all conditions to such
deposit have been satisfied by the person
depositing such Shares under Brazilian laws
and regulations and any necessary approval
has been granted by any governmental body
in Brazil, if any, which is then performing
the function of the regulation of currency
exchange.
7.	CHARGES OF DEPOSITARY.
      The Company agrees to pay the fees
and reasonable expenses of the Depositary and those of any Registrar only in accordance with agreements in writing entered into between the Depositary and the Company from time to time. The Depositary shall present its statement for such charges and expenses to the Company once every three months. The charges and expenses of the Custodian are for the sole account of the Depositary.
      The following charges shall be
incurred by any party depositing or
withdrawing Shares or by any party
surrendering Receipts or to whom Receipts are issued including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the Receipts or Deposited Securities or a distribution of Receipts pursuant to Section 4.03 of the Deposit Agreement, whichever applicable:
1 a fee not in excess of U.S.$5.00 per 100
American Depositary Shares or portion
thereof for the execution and delivery of Receipts pursuant to Section 2.03 of the Deposit Agreement, the execution and delivery of Receipts pursuant to Section 4.03 of the Deposit Agreement, and the surrender of Receipts pursuant to Section 2.05 of the Deposit Agreement, 2 taxes and other governmental charges, 3 such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the Company or Foreign Registrar and applicable to transfers of Shares to the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, 4 such cable, telex and facsimile transmission expenses as are expressly provided in the Deposit Agreement, 5 such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.05 of the Deposit Agreement, 6 a fee not in excess of U.S.$.02 or less per American
Depositary Share or portion thereof for any cash distribution made pursuant to the Deposit Agreement including, but not limited to Sections 4.01 through 4.04 thereof.
      The Depositary, subject to Paragraph
8 hereof, may own and deal in any class of securities of the Company and its affiliates and in Receipts.

8.	PRERELEASE OF RECEIPTS.
      In its capacity as Depositary, the
Depositary will lend neither the Shares held
under the Deposit Agreement nor the
Receipts provided, however, that the
Depositary reserves the right to i execute
and deliver Receipts prior to the receipt of
Shares pursuant to Section 2.02 of the
Deposit Agreement and ii deliver Shares
prior to the receipt and cancellation of
Receipts pursuant to Section 2.05 of the
Deposit Agreement, including Receipts
which were issued under i above but for
which Shares may not have been received.
The Depositary may receive Receipts in lieu
of Shares under i above and receive Shares
in lieu of Receipts under ii above.  Each
such transaction will be a preceded or
accompanied by a written representation
from the person to whom Receipts or Shares
are to be delivered that such person, or its
customer, owns the Shares or Receipts to be
remitted, as the case may be, b at all times
fully collateralized with  cash or such other
collateral as the Depositary deems
appropriate, c terminable by the Depositary
on not more than five 5 business days
notice, and d subject to such further
indemnities and credit regulations as the
Depositary deems appropriate.  The
Depositary will limit the number of Receipts
and Shares involved in such transactions at
any one time to thirty percent 30% of the
American Depositary Shares outstanding
without giving effect to American
Depositary Shares evidenced by Receipts
outstanding under i above, or Shares held
under the Deposit Agreement, respectively
provided, however, that the Depositary
reserves the right to change or disregard such
limit from time to time as it deems
appropriate.  The Depositary will also set
limits with respect to the number of Receipts
and Shares involved in transactions to be
done under the Deposit Agreement with any
one person on a case by case basis as it
deems appropriate.
      The Depositary may retain for its
own account any compensation received by
it in connection with the foregoing.
9.	TITLE TO RECEIPTS.
      It is a condition of this Receipt and
every successive holder and Owner of this Receipt by accepting or holding the same consents and agrees, that title to this Receipt when properly endorsed or accompanied by a proper instrument or instruments of transfer, is transferable by delivery with the same effect as in the case of a negotiable instrument, provided, however, that the
Company and the Depositary,
notwithstanding any notice to the contrary, may treat the person in whose name this Receipt is registered on the books of the Depositary as the absolute owner hereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement or for all other purposes and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit
Agreement to any holder of a Receipt unless such holder is the Owner thereof.

10.	VALIDITY OF RECEIPT.
      This Receipt shall not be entitled to
any benefits under the Deposit Agreement or
be valid or obligatory for any purpose, unless
this Receipt shall have been executed by the
Depositary by the manual signature or
facsimile of a duly authorized signatory of
the Depositary and if a Registrar for the
Receipts shall have been appointed,
countersigned by the manual signature or
facsimile of a duly authorized officer of the
Registrar.
11.	REPORTS INSPECTION OF
TRANSFER BOOKS.
      The Company currently furnishes the
Securities and Exchange Commission
hereinafter called the Commission with
certain public reports and documents
required by foreign law or otherwise under
Rule 12g32b under the Securities Exchange
Act of 1934.  Such reports and
communications will be available for
inspection and copying by holders and
Owners at the public reference facilities
maintained by the Commission located at
450 Fifth Street, N.W., Washington, D.C.
20549.  Pursuant to such Rule, certain of
such reports and documents will be
translated into or summarized in English.
      The Depositary will make available
for inspection by Owners of Receipts at its
Corporate Trust Office any reports and
communications, including any proxy
soliciting material, received from the
Company which are both a received by the
Depositary or the Custodian or the nominee
of either as the holder of the Deposited
Securities and b made generally available
to the holders of such Deposited Securities
by the Company.  The Depositary will also
send to Owners of Receipts copies of such
reports when furnished by the Company
pursuant  to the Deposit Agreement.  Any
such reports and communications, including
any such proxy soliciting material, furnished
to the Depositary by the Company shall be
translated into English.
      The Depositary will keep books for
the registration of Receipts and transfers of
Receipts which at all reasonable times shall
be open for inspection by the Owners of
Receipts provided that such inspection shall
not be for the purpose of communicating
with Owners of Receipts in the interest of a
business or object other than the business of
the Company or a matter related to the
Deposit Agreement or the Receipts.
12.	DIVIDENDS AND
DISTRIBUTIONS.
      Whenever the Depositary or the
Custodian receives any cash dividend or
other cash distribution on any Deposited
Securities, the Depositary or the Custodian
will convert or cause to be converted within
one Business Day of it or the Custodians
receipt of such dividend or other cash
distribution, in accordance with applicable
law, if at the time of receipt thereof any
amounts received in a foreign currency can
in the judgment of the Depositary be
converted on a reasonable basis into United
States dollars transferable to the United
States, and subject to the Deposit
Agreement,  such dividend or distribution
into Dollars and either the Depositary or the
Custodian will as promptly as practicable
distribute the amount thus received net of
the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement by
check drawn in a bank in the City of New
York, to the Depositary which shall
distribute such amounts to the Owners of
Receipts entitled thereto, provided, however,
that in the event that the Company or the
Depositary is required to withhold and does
withhold from any cash dividend or other
cash distribution in respect of any Deposited
Securities an amount on account of taxes or
other governmental charges, the amount
distributed to the Owners of the Receipts
evidencing  American Depositary Shares
representing such Deposited Securities shall
be reduced accordingly.
      Subject to the provisions of Section
4.11 and 5.09 of the Deposit Agreement,
whenever the Depositary receives any
distribution other than a distribution
described in Sections 4.01, 4.03 or 4.04 of
the Deposit Agreement, the Depositary will
cause the securities or property received by it
or the Custodian to be distributed to the
Owners of Receipts entitled thereto, in any
manner that the Depositary may deem
equitable and practicable for accomplishing
such distribution provided, however, that if
in the opinion of the Depositary such
distribution cannot be made proportionately
among the Owners of Receipts entitled
thereto, or if for any other reason the
Depositary deems such distribution not to be
feasible, the Depositary may adopt such
method as it may deem equitable and
practicable for the purpose of effecting such
distribution, including, but not limited to, the
public or private sale of the securities or
property thus received, or any part thereof,
and the net proceeds of any such sale net of
the fees of the Depositary as provided in
Section 5.09 of the Deposit Agreement shall
be distributed by the Depositary to the
Owners of Receipts entitled thereto as in the
case of a distribution received in cash,
provided that any unsold balance of such
securities or property may be distributed by
the Depositary to the Owners entitled thereto
in accordance with such equitable and
practicable method as the Depositary shall
have adopted.
      If any distribution consists of a
dividend in, or free distribution of, Shares,
the Depositary may and shall if the Company
shall so request, distribute to the Owners of
outstanding Receipts entitled thereto,
additional Receipts evidencing an aggregate
number of American Depositary Shares
representing the amount of Shares received
as such dividend or free distribution subject
to the terms and conditions of  the Deposit
Agreement with respect to the deposit of
Shares and the issuance of American
Depositary Shares evidenced by Receipts,
including the withholding of any tax or other
governmental charge as provided in Section
4.11 of the Deposit Agreement and the
payment of the fees of the Depositary as
provided in Section 5.09 of the Deposit
Agreement.  In lieu of delivering Receipts
for fractional American Depositary Shares in
any such case, the Depositary will sell the
amount of Shares represented by the
aggregate of such fractions and distribute the
net proceeds, all in the manner and subject to
the conditions set forth in the Deposit
Agreement.  If additional Receipts are not so
distributed, each American Depositary Share
shall thenceforth also represent the additional
Shares distributed upon the Deposited
Securities represented thereby.
      In the event that the Depositary
determines that any distribution in property
including Shares and rights to subscribe
therefor is subject to any tax or other
governmental charge which the Depositary is
obligated to withhold, the Depositary may by
public or private sale dispose of all or a
portion of such property including Shares
and rights to subscribe therefor in such
amounts and in such manner as the
Depositary deems necessary and practicable
to pay any such taxes or charges, and the
Depositary shall distribute the net proceeds
of any such sale after deduction of such taxes
or charges to the Owners of Receipts entitled
thereto and the Depositary shall distribute
any unsold balance of such property in
accordance with the provisions of the
Deposit Agreement.  The Company or its
agent shall remit to appropriate
governmental authorities and agencies in
Brazil all amounts, if any, withheld and
owing to such authorities and agencies by the
Company.  The Depositary or its agent shall
remit to appropriate governmental authorities
and agencies in the United States all
amounts, if any, withheld and owing to such
authorities and agencies by the Depositary.
      The Depositary shall forward to the
Company or its agent such information from
its records as the Company may reasonably
request to enable the Company or its agent to
file necessary reports with governmental
agencies.  The Depositary shall use
reasonable efforts to make and maintain
arrangements enabling Owners who are
citizens or residents of the United States to
receive any tax credits or other benefits
pursuant to treaty or otherwise relating to
dividend payments on the American
Depositary Shares.
13.	RIGHTS.
      In the event that the Company shall
offer or cause to be offered to the holders of
any Deposited Securities any rights to
subscribe for additional Shares or any rights
of any other nature, the Depositary, after
consultation with the Company, shall have
discretion as to the procedure to be followed
in making such rights available to any
Owners or in disposing of such rights on
behalf of any Owners and making the net
proceeds available in Dollars to such Owners
or, if by the terms of such rights offering or,
for any other reason, the Depositary may not
either make such rights available to any
Owners or dispose of such rights and make
the net proceeds available to such Owners,
then the Depositary shall allow the rights to
lapse provided, however, if at the time of the
offering of any rights the Depositary
determines in its discretion, after
consultation with the Company, that it is
lawful and feasible to make such rights
available to all Owners or to certain Owners
but not to other Owners, the Depositary, after
consultation with the Company, may
distribute, to any Owner to whom it
determines the distribution to be lawful and
feasible, in proportion to the number of
American Depositary Shares held by such
Owner, warrants or other instruments
therefor in such form as it deems
appropriate.  If the Depositary determines in
its discretion, after consultation with the
Company, that it is not lawful and feasible to
make such rights available  to certain
Owners, it may sell the rights or warrants or
other instruments in proportion to the
number of American Depositary Shares held
by the Owners to whom it has determined it
may not lawfully or feasibly make such
rights available, and allocate the net proceeds
of such sales net of the fees of the
Depositary as provided in Section 5.09 of the
Deposit Agreement for the account of such
Owners otherwise entitled to such rights,
warrants or other instruments, upon an
averaged or other practical basis without
regard to any distinctions among such
Owners because of exchange restrictions or
the date of delivery of any Receipt or
otherwise.  The Depositary shall not be
responsible for any failure to determine that
it may be lawful or feasible to make such
rights available to Owners in general or any
Owner in particular.
      If an Owner of Receipts requests the
distribution of warrants or other instruments
in order to exercise the rights allocable to the
American Depositary Shares of such Owner
hereunder, the Depositary will make such
rights available to such Owner upon written
notice from the Company to the Depositary
that a the Company has elected in its sole
discretion to permit such rights to be
exercised and b such Owner has executed
such documents as the Company has
determined in its sole discretion are required
under applicable law.  Upon instruction
pursuant to such warrants or other
instruments to the Depositary from such
Owner to exercise such rights, upon payment
by such Owner to the Depositary for the
account of such Owner of an amount equal
to the purchase price of the Shares to be
received upon the  exercise of the rights, and
upon payment of the fees of the Depositary
as set forth in such warrants or other
instruments, the Depositary shall, on behalf
of such Owner, exercise the rights and
purchase the Shares, and the Company shall
cause the Shares so purchased to be
delivered to the Depositary on behalf of such
Owner.  As agent for such Owner, the
Depositary will cause the Shares  so
purchased to be deposited pursuant to
Section 2.02 of the Deposit Agreement, and
shall, pursuant to Section 2.03 of the Deposit
Agreement, execute and deliver to such
Owner Restricted Receipts.
      If registration under the Securities
Act of 1933 of the securities to which any
rights relate is required in order for the
Company to offer such rights to Owners and
sell the securities upon the exercise of such
rights, the Depositary will not offer such
rights to the Owners unless and until such a
registration statement is in effect, or unless
the offering and sale of such securities to the
Owners of such Receipts are exempt from
registration under the provisions of such Act.
14.	CONVERSION OF FOREIGN
CURRENCY.
      Whenever the Depositary or the
Custodian shall receive Foreign Currency, by
way of dividends or other distributions or the
net proceeds from the sale of securities,
property or rights in respect of such
Receipts, and if at the time of the receipt
thereof the Foreign Currency so received
can, pursuant to applicable law, be converted
into Dollars, the Depositary shall convert or
cause to be converted within one Business
Day of its or the Custodians receipt of such
Foreign Currency, by sale or in any other
manner that it may determine in accordance
with applicable law, such Foreign Currency
into Dollars.  If at the time of conversion of
such Foreign Currency into Dollars can,
pursuant to applicable law, be transferred
outside of Brazil for distribution to the
owners entitled thereto, such Dollars shall be
distributed as promptly as practicable to the
Owners entitled thereto or, if the Depositary
shall have distributed any rights, warrants or
other instruments which entitle the holders
thereof to such Dollars, then to the holders of
such rights, warrants and/or instruments
upon surrender thereof for cancellation.
Such distribution or conversion may be made
upon an averaged or  other practicable basis
without regard to any distinctions among
Owners on account of exchange restrictions,
the date of delivery of any Receipt or
otherwise and shall be net of any expenses of
conversion into Dollars incurred by the
Depositary as provided in Section 5.09.
      If conversion of Foreign Currency
into Dollars or distribution of Dollars or
nonconvertible Foreign Currency can be
effected only with the approval or license of
any government or agency thereof, the
Depositary shall file as promptly as
practicable such application for approval or
license however, the Depositary shall be
entitled to rely upon Brazilian local counsel
in such matters, which counsel shall be
instructed to act as promptly as possible.
      If at any time Foreign Currency
received by the Depositary or the Custodian
is not, pursuant to applicable law,
convertible, in whole or in part, into Dollars
transferable to the United States, or if any
approval or license of any government or
agency thereof which is required for such
conversion is denied or in the opinion of the
Depositary can not be promptly obtained, the
Depositary shall, a as to that portion of the
Foreign Currency that is convertible into
Dollars, make such conversion and i if
permitted pursuant to applicable law, transfer
such Dollars to the United States and
distribute to Owners in accordance with the
first paragraph of this Section 4.05 or ii to
the extent transfer of such Dollars to the
United States is not permitted pursuant to
applicable law, hold such Dollars as may not
be transferred for the benefit of the Owners
entitled thereto, and b as the nonconvertible
balance, if any, i if requested in writing by
an Owner, distribute or cause the Custodian
to distribute the Foreign Currency or an
appropriate document evidencing the right to
receive such Foreign Currency received by
the Depositary or the Custodian to such
Owner and, ii the Depositary shall hold or
shall cause the Custodian to  hold any
amounts of nonconvertible Foreign Currency
not distributed pursuant to the immediately
preceding subclause bi uninvested and
without liability for interest thereon for the
respective accounts of the Owners entitled to
receive the same.
15.	FIXING OF RECORD DATES.
      Whenever any cash dividend or other
cash distribution shall become payable or
any distribution other than cash shall be
made, or whenever rights shall be issued
with respect to the Deposited Securities, or
whenever for any reason the Depositary
causes a change in the number of Shares that
are represented by each American
Depositary Share, or whenever the
Depositary shall receive notice of any
meeting of holders of Shares or other
Deposited Securities, the Depositary shall fix
a record date, after consultation with the
Company if such record date is different
from the record date applicable to the
Deposited Securities, a for the
determination of the Owners of Receipts
who shall be i entitled to receive such
dividend, distribution or rights or the net
proceeds of the sale thereof or ii entitled to
give instructions for the exercise of voting
rights at any such meeting, or b on or after
which each American Depositary Share will
represent the changed number of Shares,
subject to the provisions of the Deposit
Agreement.  The Owners on such record date
shall be entitled as the case may be, to
receive the amount distributable by the
Depositary with respect to such dividend or
other distribution or such rights or the net
proceeds or sale thereof in proportion to the
number of American Depositary Shares held
by them respectively, and to give voting
instructions to exercise the rights of Owners
hereunder with respect to such changed
number of Shares and to act in respect of any
other such matter.
16.	VOTING OF DEPOSITED
SECURITIES.
      As of the date of this Deposit
Agreement, the Shares do not give the
holders thereof any voting rights, except in
certain limited circumstances.  If in the
future the terms of the Shares should be
revised or amended to provide for voting
rights, or should such Shares otherwise
obtain any voting rights, then, upon receipt
of notice of any meeting of holders of Shares
or other Deposited Securities, if requested in
writing by the Company, the Depositary
shall, as soon as practicable thereafter, mail
to the Owners of Receipts a notice, the form
of which notice shall be subject to the
reasonable discretion of the Depositary,
which shall contain a such information as is
contained in such notice of meeting received
by the Depositary from the Company, b a
statement that the Owners of Receipts as of
the close of business on a specified record
date will be entitled, subject to any
applicable provision of Brazilian law and of
the Bylaws Estatuto Social of the Company
and the provisions of the Deposited
Securities, to instruct the Depositary as to the
exercise of the voting rights, if any,
pertaining to the amount of Shares or other
Deposited Securities represented by their
respective American Depositary Shares and
c a statement as to the manner in which
such instructions may be given, including,
when applicable, an express indication that
instructions may be given or, if applicable,
deemed given in accordance with the second
paragraph of Section 4.07 of the Deposit
Agreement if no instruction is received to
the Depositary to give a discretionary proxy
to a person designated by the Company.
Upon the written request of an Owner of a
Receipt on such record date, received on or
before the date established by the Depositary
for such purpose, the Depositary shall
endeavor insofar as practicable and permitted
under applicable laws and the provisions of
the Bylaws Estatuto Social of the Company
and the provisions of the Deposited
Securities to vote or cause to be voted the
amount of Shares or other Deposited
Securities represented by such American
Depositary Shares evidenced by such
Receipt in accordance with any
nondiscretionary instructions set forth in
such request including their instruction to
give a discretionary proxy to a person
designated by the Company and the
Depositary shall not, and the Depositary
shall ensure that the Custodian or  any of its
nominees shall not, exercise any voting
discretion over any Deposited Securities.
      If after complying with the
procedures set forth in this Article, the
Depositary does not receive instructions
from the Owner of a Receipt on or before the
date established by the Depositary for such
purpose, the Depositary shall give a
discretionary proxy for the Shares evidenced
by such Receipt to a person designated by
the Company.
17.	CHANGES AFFECTING
DEPOSITED SECURITIES.
      In circumstances where the
provisions of Section 4.03 of the Deposit
Agreement do not apply, upon any change in
nominal value, change in par value, splitup,
consolidation, or any other reclassification of
Deposited Securities, or upon any
recapitalization, reorganization, merger or
consolidation, or sale of assets affecting the
Company or to which it is a party, any
securities which shall be received by the
Depositary or the Custodian in exchange for
or in conversion of or in respect of Deposited
Securities shall be treated as new Deposited
Securities under the Deposit Agreement, and
American Depositary Shares shall
thenceforth represent the new Deposited
Securities so received in exchange or
conversion, unless additional Receipts are
delivered pursuant to the following sentence.
In any such case the Depositary may, after
consultation with the Company, and shall, if
the Company shall so request, execute and
deliver additional Receipts as in the case of a
dividend in Shares, or call for the surrender
of outstanding Receipts to be exchanged for
new Receipts specifically describing such
new Deposited Securities.
18.	LIABILITY OF THE COMPANY
AND DEPOSITARY.
      Neither the Depositary nor the
Company nor any of their directors,
employees, agents or affiliates shall incur
any liability to any Owner or holder of any
Receipt, if by reason of any provision of any
present or future law or regulation  of the
United States, Brazil, or any other country,
or of any other governmental or regulatory
authority or stock exchange, including
NASDAQ, or by reason of any provision,
present or future, of the Bylaws Estatuto
Social of the Company or by reason of any
provision of any securities issued or
distributed by the Company, or any offering
or distribution thereof, or by reason of any
act of God or war or other circumstances
beyond its control, the Depositary or the
Company or any of their directors,
employees, agents or affiliates shall be
prevented, delayed or forbidden from or be
subject to any civil or criminal penalty on
account of doing or performing any act or
thing which by the terms of the Deposit
Agreement it is provided shall be done or
performed nor shall the Depositary or the
Company incur any liability to any Owner or
holder of a Receipt by reason of any
nonperformance or delay, caused as
aforesaid, in the performance of any act or
thing which by the terms of the Deposit
Agreement it is provided shall or may be
done or performed, or by reason of any
exercise of, or failure to exercise, any
discretion provided for in the Deposit
Agreement.  Where, by the terms of a
distribution pursuant to Sections 4.01, 4.02,
or 4.03 of the Deposit Agreement, or an
offering or distribution pursuant to Section
4.04 of the Deposit Agreement, because of
applicable law or for any other reason such
distribution or offering may not be made
available to Owners of Receipts, and the
Depositary may not dispose of such
distribution or offering on behalf of such
Owners and make the net proceeds available
to such Owners, then the Depositary shall
not make such distribution or offering, and
shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary
assumes any obligation or shall be subject to
any liability under the Deposit Agreement or
this Receipt to Owners or holders of Receipts
except that they agree to perform their
obligations specifically set forth in the
Deposit Agreement without negligence and
to act in good faith in the performance of
such duties.  The Depositary shall not be
subject to  any liability with respect to the
validity or worth of the Deposited Securities.
Neither the Depositary nor the Company
shall be under any obligation to appear in,
prosecute or defend any action, suit, or other
proceeding in respect of any Deposited
Securities or in respect of the Receipts,
which in its opinion may involve it in
expense or liability, unless indemnity
satisfactory to it against all expense and
liability shall be furnished as often as may be
required, and the Custodian shall not be
under any obligation whatsoever with respect
to such proceedings, the responsibility of the
Custodian being solely to the Depositary.
Neither the Depositary nor the Company
shall be liable for any action or nonaction by
it in reliance upon the advice of or
information from legal counsel, accountants,
any person presenting Shares for deposit, any
Owner or holder of a Receipt, or any other
person believed by it in good faith to be
competent to give such advice or information
including, but not limited to, any such action
or nonaction based upon any written notice,
request, direction or other document believed
by it to be genuine and to have been signed
or presented by the proper party or parties.
The Depositary shall not be responsible for
any failure to carry out any instructions to
vote any of the Deposited Securities, or for
the manner in which any such vote is cast or
the effect of any such vote, provided that any
such action or nonaction is in good faith.
The Depositary shall not be liable for any
acts or omissions made by a successor
depositary whether in connection with a
previous act or omission of the Depositary or
in connection with a matter arising wholly
after the removal or resignation of the
Depositary, provided that in connection with
the issue out of which such potential liability
arises, the Depositary performed its
obligations without negligence or bad faith
while it acted as Depositary.  The Depositary
and the Company may rely on and shall be
protected in acting upon any written notice,
request, direction or other documents
believed by them to be genuine and to have
been signed by the proper  party or parties.
The Company agrees to indemnify the
Depositary, its directors, employees, agents
and affiliates and the Custodian against, and
hold each of them harmless from, any
liability or expense including, but not
limited to, the reasonable fees and expenses
of counsel which may arise out of acts
performed or omitted, in accordance with the
provisions of the Deposit Agreement and of
the Receipts, as the same may be amended,
modified, or supplemented from time to
time, i by either the Depositary or the
Custodian or their respective directors,
employees, agents and affiliates, except for
any liability or expense arising out of the
negligence of any of them or the failure of
any of them to act in good faith, or ii by the
Company or any of its directors, employees,
agents and affiliates.  No disclaimer of
liability under the Securities Act of 1933 is
intended by any provision of the Deposit
Agreement.
      The Company shall not indemnify the
Depositary or the Custodian against any
liability or expense arising out of
information relating to the Depositary or the
Custodian, as the case may be, furnished in
writing to the Company and executed by the
Depositary or the Custodian expressly for the
use in any registration statement, prospectus
or placement memorandum or preliminary
prospectus or placement memorandum
relating to the Shares evidenced by the
American Depositary Shares.
19.	RESIGNATION AND REMOVAL
OF THE DEPOSITARY
APPOINTMENT OF SUCCESSOR
CUSTODIAN.
      The Depositary may at any time
resign as Depositary hereunder by written
notice of its election so to do delivered to the
Company effective upon the appointment of
a successor depositary and its acceptance of
such appointment as hereinafter provided.
The Depositary may at any time be removed
by the Company by written notice of such
removal effective upon the appointment of a
successor depositary and its  acceptance of
such appointment as hereinafter provided.  In
case at any time the Depositary shall resign
or be removed, the Company shall use its
best efforts to appoint a successor depositary,
which shall be a bank or trust company
having an office in the Borough of
Manhattan, The City of New York.  Every
successor depositary shall execute and
deliver to its predecessor and to the
Company an instrument in writing accepting
its appointment hereunder, and thereupon
such successor depositary, without any
further act or deed, shall become fully vested
with all the rights, powers, duties and
obligations of its predecessor but such
predecessor, nevertheless, upon payment of
all sums due it and on the written request of
the Company, shall execute and deliver an
instrument transferring to such successor all
rights and powers of such predecessor
hereunder, shall duly assign, transfer and
deliver all right, title and interest in the
Deposited Securities to such successor, and
shall deliver to such successor a list of the
Owners of all outstanding Receipts.  Any
such successor depositary shall promptly
mail notice of its appointment to the Owners.
Whenever the Depositary in its discretion
determines that it is in the best interest of the
Owners of Receipts to do so, it may appoint
a substitute custodian.
20.	AMENDMENT.
      The form of the Receipts and any
provisions of the Deposit Agreement may at
any time and from time to time be amended
by agreement between the Company and the
Depositary in any respect which they may
deem necessary or desirable.  Any
amendment which shall impose or increase
any fees or charges other than taxes and
other governmental charges, or which shall
otherwise prejudice any substantial existing
right of Owners of Receipts, shall, however,
not become effective as to outstanding
Receipts until the expiration of thirty days
after notice of such amendment shall have
been given to the Owners of outstanding
Receipts.  Every Owner of  a Receipt at the
time any amendment so becomes effective
shall be deemed, by continuing to hold such
Receipt, to consent and agree to such
amendment and to be bound by the Deposit
Agreement as amended thereby.  In no event
shall any amendment impair the right of the
Owner of any Receipt to surrender such
Receipt and receive therefor the Deposited
Securities represented thereby except in
order to comply with mandatory provisions
of applicable law.
21.	TERMINATION OF DEPOSIT
AGREEMENT.
      The Depositary shall at any time at
the direction of the Company terminate the
Deposit Agreement by mailing notice of
such termination to the Owners of all
Receipts then outstanding at least 30 days
prior to the date fixed in such notice for such
termination.  The Depositary may likewise
terminate the Deposit Agreement by mailing
notice of such termination to the Company
and the Owners of all Receipts then
outstanding if at any time 60 days shall have
expired after the Depositary shall have
delivered to the Company a written notice of
its election to resign and a successor
depositary shall not have been appointed and
accepted its appointment as provided in
Section 5.04 of the Deposit Agreement.  On
and after the date of termination, the Owner
of a Receipt will, upon a surrender of such
Receipt at the Corporate Trust Office of the
Depositary, b payment of the fee of the
Depositary for the surrender of Receipts
referred to in Section 2.05 of the Deposit
Agreement, and c payment of any
applicable taxes or governmental charges, be
entitled to delivery, to him or upon his order,
of the amount of Deposited Securities
represented by the American Depositary
Shares evidenced by such Receipt.  If any
Receipts shall remain outstanding after the
date of termination, the Depositary thereafter
shall discontinue the registration of transfers
of Receipts, shall suspend the distribution of
dividends to the Owners thereof, and shall
not give any further notices or perform any
further acts under the Deposit Agreement,
except that the Depositary  shall continue to
collect dividends and other distributions
pertaining to Deposited Securities, shall sell
property and rights as provided in the
Deposit Agreement, and shall continue to
deliver Deposited Securities, together with
any dividends or other distributions received
with respect thereto and the net proceeds of
the sale of any rights or other property, in
exchange for Receipts surrendered to the
Depositary after deducting, in each case, the
fee of the Depositary for the surrender of a
Receipt, any expenses for the account of the
Owner of such Receipt in accordance with
the terms and conditions of the Deposit
Agreement, and any applicable taxes or
governmental charges.  At any time after the
expiration of one year from the date of
termination, the Depositary may sell the
Deposited Securities then held under the
Deposit Agreement and may thereafter hold
uninvested the net proceeds of any such sale,
together with any other cash then held by it
thereunder, unsegregated and without
liability for interest, for the pro rata benefit
of the Owners of Receipts which have not
theretofore been surrendered, such Owners
thereupon becoming general creditors of the
Depositary with respect to such net proceeds.
After making such sale, the Depositary shall
be discharged from all obligations under the
Deposit Agreement, except to account for
such net proceeds and other cash after
deducting, in each case, the fee of the
Depositary for the surrender of a Receipt,
any expenses for the account of the Owner of
such Receipt in accordance with the terms
and conditions of the Deposit Agreement,
and any applicable taxes or governmental
charges.  Upon the termination of the
Deposit Agreement, the Company shall be
discharged from all obligations under the
Deposit Agreement except for its obligations
to the Depositary with respect to
indemnification, charges, and expenses.  The
obligations of the Depositary under Section
5.08 of the Deposit Agreement shall survive
the termination of the Deposit Agreement.
22.	COMPLIANCE WITH U.S.
SECURITIES LAWS.
      Notwithstanding any terms of this
Receipt or the Deposit Agreement to the
contrary, the Company and the Depositary
have each agreed that it will not exercise any
rights it has under the Deposit Agreement or
the Receipt to prevent the withdrawal or
delivery of Deposited Securities in a manner
which would violate the United States
securities laws, including, but not limited to
Section I A1 of the General Instructions to
the Form F6 Registration Statement, as
amended from time to time, under the
Securities Act of 1933.
23.	INFORMATION REQUESTS.
      The Company may from time to time
request Owners of Receipts to provide
information as to the capacity in which such Owners own or owned Receipts and regarding the identity of any other persons then or previously interested in such Receipts and the nature of such interest and various other matters. The Depositary agrees to use reasonable efforts to comply with reasonable written instructions received from the Company requesting that the Depositary forward any such requests to the Owner and to forward to the Company any such responses to such requests received by the Depositary.
      Each of the Depositary and the
Company hereby confirms to the other that for as long as the Deposit Agreement is in effect, it shall furnish the CVM and the Central Bank, at any time and within the period that may be determined, with any information and documents related to the American Depositary Receipt program and the Receipts issued thereunder. In the event that the Depositary or the Custodian shall be advised in writing by reputable independent
Brazilian counsel that the Depositary or the Custodian reasonably could be subject to criminal, or material, as reasonably determined by the Depositary, civil, liabilities as a result of the Company having failed to provide such information or documents reasonably available only through the Company, the Depositary shall have the right to terminate the Deposit Agreement, upon at least 15 days prior notice to the Owners and the Company, and the Depositary shall not be subject to any liability hereunder on account of such termination or such determination. The effect of any such termination of the Deposit
Agreement shall be as provided in Section
6.02 of the Deposit Agreement.




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